Exhibit 21.1

GeoPetro Resources Company

Subsidiary List — March 23, 2009

(Percentage ownership is indicated below)

Subsidiaries of GeoPetro Resources Company

Redwood Energy Company, a Texas corporation (100%)

GeoPetro Canada Ltd., an Alberta company (100%)

GeoPetro Alaska LLC (“GeoPetro Alaska”), an Alaska limited liability company (100%)

South Texas GeoPetro, LLC, a Texas limited liability company (100%)

GeoPetro International Ltd., a British Virgin Island Company (100%)

GeoPetro Resources Pte. Ltd., a Republic of Singapore Company (100%)

GeoPetro Resources (South Bengara-II) Pte. Ltd., a Republic of Singapore Company (100%)

Redwood Energy Production, L.P. (“Redwood LP”), a Texas limited partnership (95%)

CG Xploration Inc. (“CG Xploration”), a Delaware corporation (50%)

ACG (South Bengara-II) Pte, Ltd., a Republic of Singapore Company (25%)

Continental-GeoPetro (Bengara II) Ltd. (“C-G Bengara”), a British Virgin Islands company (12%)

Subsidiaries of Redwood Energy Company

Madisonville Midstream LLC, a Texas limited partnership (100%)

Redwood Energy Production, L.P. (“Redwood LP”), a Texas limited partnership (5%)